UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010

ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2010, Oncothyreon Inc. (the “Company”) received a deficiency notice from the Listing Qualifications Department Staff of The NASDAQ Stock Market (“NASDAQ”) stating that because the Company has not yet filed its Annual Report on Form 10-K for the year ended December 31, 2009, the Company is presently not in compliance with NASDAQ Marketplace Rule 5250(c)(1).  The NASDAQ letter requests that the Company submit a plan to regain compliance with the continuing listing requirements by June 18, 2010.

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2010, the Company currently expects to restate certain of its financial statements.  The Company expects to conclude its restatement and file its Annual Report on Form 10-K for the year ended December 31, 2009 in the near future.  The Company anticipates that it will fully regain compliance with the NASDAQ continuing listing standards and requirements prior to the requested deadline upon filing its delinquent reports.

A copy of the press release relating to this issue is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 22, 2010.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Robert L. Kirkman, M.D.
Robert L. Kirkman, M.D.
President & Chief Executive Officer

Date: April 22, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 22, 2010.